UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: October 30, 2008
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)
5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address and  former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d)         On October 30, 2008, the Board of Directors (the “Board”) of Clearfield, Inc. (the “Company”) voted to appoint Charles N. Hayssen Chair of the Audit Committee and designated as the Audit Committee financial expert.

Item 5.02(e)        On October 30, 2008, our Board of Directors adopted the recommendations of the Compensation Committee for the fiscal year beginning October 1, 2008 for Cheryl Beranek Podzimek, the president and chief executive officer of the Company.

Ms. Podzimek's salary has been set at $220,000 effective October 1, 2008 (a 19% increase over her salary for the fiscal year 2008).  The Board also approved a bonus plan for the year 2009 for Ms. Podzimek at 60% of her annual salary. Metrics to measure the CEO’s performance were directly associated with achieving revenue and operating income goals as outlined in the company’s annual budget. In addition the board awarded Ms. Podzimek 200,000 incentive stock options at a price of $1.03 per share. The options become exercisable in three equal annual installments commencing one year after the date of grant.

The Board promoted Johnny Hill to the position of Chief Operating Officer of the Company (“COO”) effective October 30, 2008.  Mr. Hill’s salary has been set at $170,000 effective October 1, 2008. The Board also approved a bonus plan for the year 2009 for Mr. Hill at 40% of his annual salary. Metrics to measure the COO’s performance were directly associated with achieving revenue and operating income goals as outlined in the company’s annual budget. In addition the board awarded Mr. Hill 102,000 incentive stock options at a price of $1.03 per share. The options become exercisable in three equal annual installments commencing one year after the date of grant.

The Board changed the status of the Chief Financial Officer (“CFO”), Bruce Blackey, from interim to fulltime CFO effective October 30, 2008.  Mr. Blackey’s salary has been set at $145,600 effective October 30, 2008. The Board also approved a bonus plan for the year 2009 for Mr.Blackey at 40% of his annual salary. Metrics to measure the CFO’s performance were directly associated with achieving revenue and operating income goals as outlined in the company’s annual budget. In addition the board awarded Mr. Blackey 40,000 incentive stock options at a price of $1.03 per share. The options become exercisable in three equal annual installments commencing one year after the date of grant.

Item 8.01     Other Events   Adoption of Compensation Committee Charter

On October 30, 2008 the board of directors adopted a charter to govern its Compensation Committee (the “Compensation Committee Charter”). A copy of the Compensation Committee Charter is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01                         Financial Statements and Exhibits.

Exhibit

99.1                          Compensation Committee Charter, adopted October 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 1, 2008

CLEARFIELD, INC.

		By:	/s/ Cheryl Beranek Podzimek
Cheryl Beranek Podzimek, Chief Executive Officer (Principal Executive Officer) and authorized signatory